NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Investors/Analysts
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@alliancedata.com

Hilton Hotels
Erika White – Media
310-205-7805
Erika.White@hilton.com

Kendra Walker – Media
310-205-4545
Kendra.Walker@hilton.com

ALLIANCE DATA’S CANADIAN LOYALTY BUSINESS SIGNS NEW AGREEMENT WITH HILTON HHONORS®§
PROGRAM

Leading Hotel Loyalty Program Hilton HHonors®§ Becomes Newest National Sponsor in
Canada’s AIR MILES® Reward Program

DALLAS, Texas (Aug. 6, 2008) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that Hilton HHonors®§ has signed an agreement as a national sponsor and reward supplier in Alliance Data’s Canadian AIR MILES® Reward Program.

With more than 25 million global members enrolled, Hilton HHonors is the only guest rewards program that offers members Points & Miles®§ for the same stay and No Blackout Dates for reward stays, giving frequent travelers a fast way to earn the rewards they want most at more than 3,000 Hilton Family hotels worldwide. Hilton Family hotels include Hilton®§ Hotels, Conrad®§ Hotels & Resorts, Doubletree by HiltonTM§, Embassy Suites Hotels®§, Hampton by HiltonTM§, Hilton Garden InnTM§, Hilton Grand VacationsTM§, Homewood Suites by HiltonTM§, and The Waldorf=Astoria CollectionTM§.

The AIR MILES Reward Program is Canada’s premier coalition loyalty program, with approximately two-thirds of Canadian households actively collecting reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 800 different rewards, such as travel, movie passes, entertainment attractions, and electronic merchandise.

Beginning in August, AIR MILES collectors can earn reward miles when staying at any Hilton Family hotel worldwide. Collectors that join Hilton HHonors can also take advantage of No Blackout Dates on reward stays with the only hotel rewards program that offers members the opportunity to Double Dip®§ and earn both AIR MILES reward miles and Hilton HHonors points for the same stay. Collectors will also be able to redeem AIR MILES reward miles for Hilton Family Canada gift certificates, which can be redeemed for any folio charges incurred during a stay.

Alliance Data’s Epsilon business has also provided a full suite of marketing services in support of the Hilton HHonors program for more than 11 years. Epsilon’s comprehensive solution includes the development, hosting and management of the Hilton HHonors database as well as the execution of multi-channel marketing strategy and communications.

“We’re very enthusiastic about this new relationship with AIR MILES, said Adam Burke,” senior vice president, customer loyalty, Hilton Hotels Corporation. “Hilton HHonors is constantly looking for ways to drive value for our members and provide them with a rewarding experience. By collaborating with, AIR MILES, we provide our members with access to even more great rewards.”

“Hilton HHonors is a valuable addition to the AIR MILES Reward Program’s growing list of more than 100 partners,” said Bryan Pearson, president, Alliance Data’s LoyaltyOne business. “This agreement demonstrates the AIR MILES Reward Program’s ability to grow organically by adding new marketing partners that strengthen the coalition and deliver measurable results for all stakeholders.”

About The HHonors Program

Hilton HHonors®§ is the only guest rewards program in the world that offers Points & Miles®§ and No Blackout Dates, giving frequent travelers a fast way to earn the rewards they want most at more than 3,000 Hilton Family hotels worldwide. Enrolled members can Double Dip®§ to earn HHonors points and airline miles for the same stay, at nearly any rate, at participating Hilton®§ Hotels, Conrad®§ Hotels & Resorts, Doubletree by HiltonTM§, Embassy Suites Hotels®§, Hampton by HiltonTM§, Hilton Garden InnTM§, Hilton Grand VacationsTM§, Homewood Suites by HiltonTM§, and The Waldorf=Astoria CollectionTM§ hotels around the world.

Due to the tremendous simplicity, flexibility and value offered by HHonors program features, as well as the many attractive promotions that HHonors offers each year, the program has been recognized with numerous travel industry awards.

Membership in HHonors is free. Travelers may enroll online by visiting HiltonHHonors.com. Consumers in the U.S. and Canada can enroll instantly in the program by calling 1-800-HHONORS. Outside the U.S. and Canada, travelers may call the Hilton Reservations and Customer Care office in their area. Travelers also may enroll at any Hilton®§ Hotels, Conrad®§ Hotels & Resorts, Doubletree by HiltonTM§, Embassy Suites Hotels®§, Hampton by HiltonTM§, Hilton Garden InnTM§, Hilton Grand VacationsTM§, Homewood Suites by HiltonTM§, and The Waldorf=Astoria CollectionTM§ hotels around the world. For further information, visit HiltonHHonors.com.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES(R), North America’s premier coalition loyalty program, and Epsilon(R), a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the Company, visit its website, www.AllianceData.com.

About LoyaltyOne

LoyaltyOne (formerly Alliance Data Loyalty Services) works with more than 100 of North America’s leading brands in the retail, financial services, grocery, petroleum retail, travel, and hospitality industries to profitably change customer behavior. Through a team of businesses, each specializing in a loyalty discipline, LoyaltyOne designs, delivers, and manages a suite of loyalty marketing services—consumer data, customer-centric retail strategies, direct-to-consumer marketing, loyalty consulting, and more.
LoyaltyOne is part of the Alliance Data family of companies. For over 30 years, Alliance Data has helped its clients build more profitable, more loyal relationships with their customers. More information is available at www.loyalty.com

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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Airline miles accrued and awards issued are subject to the terms and conditions of each participating airline’s reward program, as applicable. Hilton HHonors® membership, earning of Points & Miles®, and redemption of points are subject to HHonors Terms and Conditions. ©2008 Hilton Hotels Corporation

®™ Trademarks of AIR MILES International Trading B.V. Used under license by LoyaltyOne Inc.
®§ ™§ Trademarks owned by Hilton Hotels Corporation or its subsidiaries.